UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025 ( July 30, 2025)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, Energy Fuels Inc. (the "Company") announced that, effective August 4, 2025, Mr. Ross R. Bhappu will become the President of the Company while Mr. Mark S. Chalmers, who is currently the President and Chief Executive Officer (the "CEO") and a Director of the Company, will continue in his role as CEO and a Director of the Company. This action is being completed in accordance with the Company's long-term succession plans.

Mr. Bhappu, age 65, brings over 35 years of experience in mining and private equity to the Company, including nearly 25 years with Resource Capital Funds, where he provided both technical and financial evaluation and support in project identification, analysis, development, valuation, project finance, mergers and acquisitions and sourcing of capital from private and public markets exclusively for the mining and minerals sector. Mr. Bhappu completed his Ph.D degree in Mineral Economics at the Colorado School of Mines and B.S. and M.S. degrees in Metallurgical Engineering at the University of Arizona.  He began his professional career with Cyprus Minerals Company in Denver and Miami, Arizona before joining Newmont Mining Corporation in Denver. Mr. Bhappu served in both technical and financial roles with both companies. Mr. Bhappu gained substantial expertise in copper concentrate marketing while at Newmont and served as CEO of GTN Copper Corporation for 3 years with a focus on acquiring and redeveloping the Cyprus Tahono Copper Project (formerly know as Lakeshore) in Arizona prior to joining Resource Capital Funds in 2001. During his tenure at Resource Capital Funds, Mr. Bhappu was instrumental in the acquisition of Mountain Pass, the only operating rare earth mine in the U.S. and the recreation of Molycorp, Inc. where he served as Chair of the Board from 2008 - 2013.

There are no family relationships among Mr. Bhappu and the members of the Board or the other members of senior management of the Company.

In conjunction with the appointment, the Company entered into an employment agreement with Mr. Bhappu on July 30, 2025 (the "Bhappu Agreement"), pursuant to which Mr. Bhappu will commence employment with the Company on August 4, 2025. The Bhappu Agreement has a term ending on the second anniversary of the Effective Date (the "Initial Expiration Date"). If neither the Company nor Mr. Bhappu provides written notice of intent not to renew the Bhappu Agreement by ninety (90) days prior to the Initial Expiration Date, the Bhappu Agreement will be automatically renewed for twelve (12) additional months, and if neither Company nor Mr. Bhappu provides written notice of intent not to renew the Bhappu Agreement prior to ninety (90) days before the end of such additional 12-month period, the Bhappu Agreement will continue to be automatically renewed for successive additional 12-month periods until such time as either the Company or Mr. Bhappu provides written notice of intent not to renew prior to ninety (90) days before the end of any such renewal period.

Mr. Bhappu shall have no legally binding right to be appointed the CEO of the Company. Pursuant to the Bhappu Agreement, Mr. Bhappu shall be considered for appointment to the role of CEO of the Company by no later than April 30, 2026, subject to approval by the Board and Mr. Bhappu's satisfaction, as determined by the Board in its sole discretion, of performance targets established by the Board in consultation with Mr. Bhappu. Where the Board promotes Mr. Bhappu to CEO of the Company, upon his promotion, the Board shall take the actions necessary to appoint or elect him as a member of the Board.

Pursuant to the Bhappu Agreement, Mr. Bhappu will receive an annual base salary of US$550,000, subject to review and increase at the discretion of the Company. In addition, Mr. Bhappu has a cash bonus opportunity during each calendar year with a target equal to 85% of his base salary (the "Bhappu Target Cash Bonus"), and an equity award opportunity during each calendar year with a target value equal to 120% of his base salary (the "Bhappu Target Equity Award"). Mr. Bhappu is also entitled to receive benefits such as health insurance, vacation, use of a Company vehicle and other benefits consistent with the Company's benefit plans to the same extent as other employees of the Company of a similar position or level. At the time Mr. Bhappu's employment begins, he will be granted a sign-on equity award of 150,000 restricted stock units with an estimated full value of $1,459,050, which will vest in equal installments on the first three anniversaries of the date of grant, subject to his continued employment with the Company through each applicable vesting date.

The Company may terminate the Bhappu Agreement for "Just Cause," without "Just Cause" or in the event of a "Disability," as each are defined in the Bhappu Agreement. Mr. Bhappu may terminate his employment without "Good Reason" upon 30 days' prior written notice given to the Company or for "Good Reason" upon occurrence of certain events specified in the Bhappu Agreement. In the event Mr. Bhappu's employment is terminated by the Company without Just Cause or upon a Disability, or Mr. Bhappu elects to resign for Good Reason, or upon his death, he or his estate will be entitled to severance pay equal to 2.99 (the "Bhappu Severance Factor") times the sum of his base salary and the Bhappu Target Cash Bonus for the full year in which the date of termination occurs, plus all accrued obligations, less required withholdings. The estimated amount payable to Mr. Bhappu in the case of such a termination, assuming that the termination took place on December 31, 2025, would be a cash payment in the amount of US$3,042,325.

Mr. Bhappu is subject to a non-solicitation agreement, attached as Exhibit B to the Bhappu Agreement. During the term of the Bhappu Agreement, Mr. Bhappu may not solicit any business from any customer, client or business relation of the Company, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Company.

The foregoing description of the Bhappu Agreement between the Company and Mr. Bhappu is qualified in its entirety by reference to the actual terms of the Bhappu Agreement, and all documents attached thereto, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement by and between Energy Fuels Resources (USA) Inc., Energy Fuels Inc., and Ross R. Bhappu dated July 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: August 4, 2025	By: /s/ David C. Frydenlund David C. Frydenlund Executive Vice President, Chief Legal Officer and Corporate Secretary